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                                                                      Exhibit 99
                                  PRESS RELEASE


CONTACT:
Investor Relations
+1.732.362.2380

                  INTELLIGROUP ANNOUNCES SEC INVESTIGATION AND
                     PROVIDES UPDATE ON FINANCIAL REPORTING


EDISON, N.J., February 03, 2005/PRNewswire-FirstCall/ -- Intelligroup, Inc., a global provider of strategic IT outsourcing services, today provided an update regarding the status of its financial reporting and further announced the commencement of a formal investigation by the Securities Exchange Commission ("SEC").

As previously disclosed, Intelligroup has been contacted by the SEC regarding Intelligroup's intent to restate certain financial statements. On January 28, 2005, Intelligroup received notice that the SEC has commenced a formal investigation into these issues. Intelligroup has and will continue to cooperate with the SEC in this regard.

Also, as previously announced on September 24, 2004, Intelligroup intends to restate its financial statements for the years ending December 31, 2001, 2002 and 2003 and for the quarter ended March 31, 2004. In connection with the expected restatement, Intelligroup has engaged its current independent registered accounting firm to re-audit the financial statements subject to the restatement. Intelligroup intends to report its audited, restated financial results as soon as possible following the conclusion of the re-audit. Notwithstanding, we expect to have preliminary, unaudited financial results for the quarters ending June 30, 2004, September 30, 2004 and December 31, 2004 in the near future and intend to report certain financial metrics, such as revenue and net income, in relation to these periods following the finalization of such results.


ABOUT INTELLIGROUP

Intelligroup, Inc. (http://www.intelligroup.com) is an information technology services strategic outsourcing partner to the world's largest companies. Intelligroup develops, implements and supports information technology solutions for global corporations and public sector organizations. The Company's onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs. With extensive expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations.


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SAFE HARBOR STATEMENT

Certain statements contained herein, including statements regarding the Company's ability to complete the restatement of its historical financial results or report preliminary results by a particular date, and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Certain of such risks and uncertainties are set forth in Intelligroup's filings with the Securities and Exchange Commission.